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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number 0-6136

                        Date of Report: October 10, 2000


                             CORUS BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)


               Minnesota                                 41-0823592
(State of incorporation of organization)    (I.R.S. Employer Identification No.)



 3959 N. Lincoln Ave., Chicago, Illinois                      60613
(Address of principal executive offices)                   (Zip Code)


                                 (773) 832-3088
                        (Registrant's telephone number)

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                             CORUS BANKSHARES, INC.



ITEM 2:


On October 6, 2000 Corus Bankshares, Inc. sold its investment advisory unit, commonly referred to as Corus Asset Management, and trust operations to Cole Taylor Bank. Total proceeds include $1 million cash at closing plus a percentage of the revenues of the businesses over the next five years. Maximum proceeds total $3.25 million. In accordance with Statement of Financial Accounting Standards No. 5, Corus recorded a third quarter loss on the sale in the amount of $1.8 million. The loss results from the $1 million proceeds net of goodwill in the amount of $2.5 million and other miscellaneous assets and liabilities totaling $300,000.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           CORUS BANKSHARES, INC.
                                                (Registrant)



October 10, 2000               By:  /s/ Michael E. Dulberg
                                    --------------------------------------------
                               Michael E. Dulberg
                               First Vice President and Chief Accounting Officer

                               (Principal Accounting Officer and duly authorized
                                Officer of Registrant)